UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 12, 2010

LIGHTYEAR NETWORK SOLUTIONS, INC.
 (Exact name of registrant as specified in Charter)

Nevada	000-32451	91-1829866
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

1901 Eastpoint Parkway
Louisville, Kentucky 40223
(Address of Principal Executive Offices)

502-244-6666
 (Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

          This Current Report on Form 8-K and other reports filed by Lightyear Network Solutions, Inc. (“the Company”) from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, the Company’s operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Not applicable.

(b)	On October 12, 2010, Rigdon O. Dees III resigned as a director of the Company. Mr. Dees remains a member and director of LY Holdings, LLC.

(c)	Not applicable.

(d)
On October 12, 2010, the Company’s board of directors (the “Board”) appointed W. Bruce Lunsford, Gary R. Donahee and Jeffrey T. Hardesty as directors.  At the time of their appointment and in accordance with the Company’s Director Compensation Policy, described in greater detail below, the Board granted 16,234 shares, in aggregate,  to Mr. Lunsford, Mr. Donahee and Mr. Hardesty.  These grants were made pursuant to, and in accordance with, the Lightyear Network Solutions, Inc. 2010 Stock and Incentive Compensation Plan which was disclosed in the Company’s Form 8-K dated May 18, 2010 and filed as an exhibit thereto.

On October 12, 2010, the Board established an Audit Committee and Compensation Committee.  The Board appointed the following directors to the Audit Committee: Mr. Hardesty (Chair), Mr. Lunsford and Mr. Donahee.   The Board appointed the following directors to the Compensation Committee: Mr. Lunsford (Chair), Ronald L. Carmicle and Mr. Donahee.

Mr. Lunsford

Mr. Lunsford is Chairman and CEO of Lunsford Capital, LLC, a private investment company in Louisville, KY.  He is the founder, former Chairman and CEO of Ventas, Inc., a healthcare real estate investment company (REIT) listed on the NY Stock Exchange, the founder, former Chairman, President and CEO of Vencor, Inc., now known as Kindred Healthcare, and the founder and former Chairman of the assisted living company known as Atria Communities Inc.  In addition, Mr. Lunsford formerly served on the board of directors of Churchill Downs Incorporated, National City Corporation in Cleveland, Ohio and ResCare, Inc.  He presently serves on the board of directors of AeroCare Holdings, Inc., and Valor Healthcare, Inc. and he serves as Chairman of the board of Arcadia, LLC and Deyta, Inc.

On September 29, 2010, as part of a private placement, Mr. Lunsford purchased an aggregate of 75 unregistered units (each, a “Unit”) from the Company (the “Transaction”). Each Unit was purchased at a price of $4,000.00 for aggregate consideration to the Company of $300,000. Mr. Lunsford purchased the Units on the same terms and conditions as other purchasers in the private placement.

Each Unit consists of:

•	1,000 shares of Lightyear Network Solutions, Inc. Common Stock, $0.001 par value;

•	500 warrants (the “Fixed Warrants”), which are currently exercisable, to purchase one share of Common Stock at an exercise price of $4.00 per share (subject to adjustments);

•
2,000 warrants (the “Milestone Warrants”), which become exercisable only pursuant to certain conditions, to purchase one share of Common Stock at an exercise price of $0.01 per share (subject to adjustments); and,

•
Up to 600 additional warrants (the “Additional Warrants”) to purchase one share of Common Stock at an exercise price of $0.01 per share, subject to a holding requirement of shares underlying the purchased Units.

The Transaction is described in greater detail in the Company’s Current Report on Form 8-K filed October 7, 2010.

The foregoing descriptions of the Fixed Warrants, Milestone Warrants and Additional Warrants are qualified in their entirety by reference to the full text of the forms of those warrants, each of which is filed as an exhibit to the Company’s Current Report on Form 8-K filed on July 1, 2010.

Mr. Donahee

Mr. Donahee has over 30 years of telecommunications industry experience and, before his retirement in 2003, spent 16 years in senior management positions at Nortel Networks, most recently as Executive Vice President and President of the Americas from 1999 to 2003. Mr. Donahee served as both Senior Vice President and President, Carrier Networks for Nortel for Europe, the Middle East and Africa and in similar capacities for the Caribbean and Latin America region. Mr. Donahee also served as Senior Vice President, Corporate Human Resources for Nortel from 1989 to 1993 and was responsible for 60,000 employees in 42 countries. In addition to Nortel Networks, Mr. Donahee has held senior executive positions in human resources at Northern Telecom and Bell-Northern Research Corporation. He presently serves on the boards of Vantrix and Tech Radium. Mr. Donahee holds a Bachelor of Physical Education from the University of New Brunswick where he recently served on the Board of Governors. In addition, he has conducted graduate work at The University of Western Ontario and Stanford University in California.

Mr. Hardesty

Mr. Hardesty is an experienced business executive and entrepreneur with over 10 years of senior management experience with three different growth companies.  From 2008 to present, Mr. Hardesty has served as Managing Member of EMI Advisors which provides merchant banking and consulting services to early stage platform companies.  Also during this period, Mr. Hardesty founded Desert iNET, LLC, a wireless broadband provider in Arizona.   From 2006 to 2008, Mr. Hardesty served as COO at Sparkplug, a wireless broadband services provider, during which time that company consolidated five acquisitions and increased organic revenue and EBITDA. From 2005 to 2006, Mr. Hardesty served as CEO/CFO at Telespectra, a provider of facilities-based communications backhaul services.  From 2002 to 2005, Mr. Hardesty served as CFO of Extend America, a telecommunications provider that was sold to Nextel in 2005.  Mr. Hardesty spent the first 11 years of his career in private equity and investment banking, working closely with leading institutional capital markets participants, investing more than $1.5 billion across 50 middle-market growth companies. Mr. Hardesty received a Bachelor’s degree in Finance from Wichita State University in 1987 and an MBA from Duke University Fuqua School of Business in 1992.

Director Compensation Policy

On October 12, 2010 the Board adopted the following as its Director Compensation Policy:

•
Non-employee directors who are not members of LY Holdings, LLC, will be compensated on an annual basis, payable in cash in quarterly installments following the end of each quarter of service, according to the following table:

Annual Retainer	$15,000

Chairman of Audit Committee, additional retainer	$10,000

Chairman of Compensation Committee, additional retainer	$5,000

•
Non-employee directors who are not members of LY Holdings, LLC, will be compensated $2,000 per Committee meeting attended, payable following the end of each quarter of service, for each Committee meeting held on a day other than the day on which a Board meeting is also attended.

•	Non-employee directors who are not members of LY Holdings, LLC, will receive effective October 12, 2010, a number of shares of restricted stock equal to that number calculated based on the aggregate annual retainer cash compensation expected to be paid to the directors (including committee chair compensation) divided by the average closing price of the Company's common stock on the Over-the-Counter Bulletin Board for the twenty trading days ending on the date before the grant date. The restricted stock will vest in one installment on the first year anniversary of the date of grant and the restricted stock is otherwise subject to the standard form of restricted stock award agreement. On October 12, 2010, the Board granted shares of restricted stock to the following directors: Mr. Carmicle (3,247 shares); Mr. Donahee (3,247 shares); Mr. Hardesty (5,411 shares); and, Mr. Lunsford (4,329 shares).

•	The Company will reimburse all directors for the reasonable expenses they incur to attend Board, Board committee and shareholder meetings.

(e)           Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTYEAR NETWORK SOLUTIONS, INC.

Date: October 12, 2010	By:	/s/ J. Sherman Henderson III
J. Sherman Henderson III
Chief Executive Officer